As filed with the Securities and Exchange Commission on March 1, 2006

Registration No. 33-53709

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3/A
POST-EFFECTIVE AMENDMENT NO. 2
TO
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CRANE CO.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	100 First Stamford Place Stamford, Connecticut 06902 (203) 363-7300	13-1952290 (I.R.S. Employer Identification No.)
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Augustus I. duPont
Vice President, General Counsel & Secretary
Crane Co.
100 First Stamford Place
Stamford, Connecticut 06902
(203) 363-7300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [     ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ x ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [     ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [     ]

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [     ]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

DEREGISTRATION OF DEBT SECURITIES

This Post-Effective Amendment No. 2 (the ‘‘Amendment’’) to the Registration Statement filed on Form S-3 (SEC File No. 33-53709) (the ‘‘Registration Statement’’) is being filed by Crane Co. (the ‘‘Company’’) in order to deregister the $50,000,000 principal amount of Debt Securities which remains unsold under the Registration Statement. As a result of this deregistration, no Debt Securities remain registered for sale pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on February 27, 2006.

Dated: February 27, 2006	Crane Co.
By: /s/ Eric C. Fast
Eric C. Fast President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric C. Fast	President and Chief Executive Officer and Director	February 27, 2006

Eric C. Fast

/s/ J. Robert Vipond	Vice President – Finance and Chief Financial Officer

J. Robert Vipond

/s/ Joan Atkinson Nano	Vice President and Controller	February 27, 2006

Joan Atkinson Nano

/s/ R. S. Evans	Director	February 27, 2006

R. S. Evans

/s/ E. Thayer Bigelow, Jr.	Director	February 27, 2006

E. Thayer Bigelow, Jr.

/s/ Donald G. Cook	Director	February 27, 2006

Donald G. Cook

/s/ Karen E. Dykstra	Director	February 27, 2006

Karen E. Dykstra

/s/ Richard S. Forté	Director	February 27, 2006

Richard S. Forté

/s/ Dorsey R. Gardner	Director	February 27, 2006

Dorsey R. Gardner

/s/ Jean Gaulin	Director	February 27, 2006

Jean Gaulin

Signature	Title	Date

	Director	February 27, 2006

William E. Lipner

/s/ Ronald F. McKenna	Director	February 27, 2006

Ronald F. McKenna

	Director	February 27, 2006

Dwight C. Minton

/s/ Charles J. Queenan, Jr.	Director	February 27, 2006

Charles J. Queenan, Jr.

/s/ James L. L. Tullis	Director	February 27, 2006

James L. L. Tullis